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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Dallas Semiconductor Corporation 1987 Stock Option Plan and 1993 Officer and Director Stock Option Plan, of our report dated January 13, 1999, with respect to the consolidated financial statements and schedule of Dallas Semiconductor Corporation included in its Annual Report (Form 10-K) for the year ended January 3, 1999, filed with the Securities and Exchange Commission.

                                                  /s/ Ernst & Young LLP


Dallas, Texas
August 13, 1999